Exhibit 99.(h)(1)

EXECUTION VERSION

DISTRIBUTION AGREEMENT

This Second Amended and Restated Distribution Agreement (the “Agreement”) is made as of December 22, 2025 and effective as of January 2, 2026 (the “Effective Date”), between Ares Private Markets Fund, a Delaware statutory trust (the “Fund”), and Ares Wealth Management Solutions, LLC, a Colorado limited liability company (“AWMS”), and Ares Management Capital Markets LLC, a Delaware limited liability company (“AMCM” or the “Distributor”).

WHEREAS, the Fund is a closed end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) that continuously offers its shares of beneficial interest (the “Shares”);

WHEREAS, the Fund relies on an exemptive order issued by the Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of its Shares (the “Order”), including its Class A Shares, Class D Shares and Class I Shares;

WHEREAS, in order to comply with the conditions of the Order, the Fund’s Board of Trustees (the “Board”), has approved a Distribution and Servicing Plan voluntarily adopted pursuant to Rule 12b-1 under the 1940 Act (the “Plan”) with respect to certain classes of Shares of the Fund;

WHEREAS, on February 24, 2022, the Fund and AWMS entered into a Distribution Agreement (the “Initial Agreement”), pursuant to which the Fund retained AWMS as principal underwriter for the sale and distribution of each class of Shares of the Fund;

WHEREAS, on November 28, 2025, the Fund and AWMS entered into an Amended and Restated Distribution Agreement (the “Prior Agreement”), pursuant to which the Fund retained AWMS as principal underwriter for the sale and distribution of each class of Shares of the Fund;

WHEREAS, AWMS currently serves as the distributor in connection with the continuous offering of the Shares;

WHEREAS, effective as of the Effective Date, AWMS will be consolidated with and into AMCM (the “Consolidation”), and AMCM shall thereafter serve as the principal underwriter in connection with the continuous offering of the Shares;

WHEREAS, in connection with the Consolidation, the parties wish to amend and restate the Prior Agreement in its entirety, as more particularly set forth in this Agreement, to reflect that, commencing as of the Effective Date, AMCM will serve as the principal underwriter in connection with the continuous offering of the Shares;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Distributor is permitted to engage in the business of selling shares of registered investment companies either directly to purchasers or through financial intermediaries, including, without limitation, brokers, dealers, financial consultants and registered investment advisers (collectively, “Financial Intermediaries”); and

WHEREAS, the Fund, AWMS and AMCM desire to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, subject to the consummation of the Consolidation, the parties agree that the Prior Agreement is hereby amended and restated in its entirety to read as follows (and that the Prior Agreement shall be of no further force and effect whatsoever after the Effective Date).

1.            Appointment of the Distributor; Offering.

(a)            Subject to the terms and conditions of this Agreement, the Fund hereby appoints the Distributor as its principal underwriter in connection with the continuous offering of the Shares, and the Distributor hereby accepts such appointment.

(b)            The Distributor agrees to use its reasonable best efforts to sell, as agent for the Fund, from time to time during the term of this Agreement, Shares to investors upon the terms described in the Prospectus, and use its reasonable best efforts to assist the Fund in obtaining performance by each prospective investor who submits a Subscription Agreement for the subscription for, and purchase of, Shares (the “Subscription Agreement”), if required. As used herein, the term “Prospectus” shall mean the prospectus included as part of the Fund’s Registration Statement, as such prospectus may be amended or supplemented from time to time and currently in effect, and the term “Registration Statement” shall mean the Registration Statement most recently filed from time to time by the Fund with the SEC and effective under the Securities Act of 1933 Act, as amended (the “1933 Act”), and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

(c)            Unless otherwise agreed by the parties hereto, Ares Capital Management II LLC, the Fund’s investment adviser (the “Adviser”) or the Fund’s administrator and transfer agent (the “TA/Administrator”), shall be responsible for reviewing each Subscription Agreement, if required, to confirm that it has been completed in accordance with the instructions thereto; provided, however, that the Adviser, the TA/Administrator, the Distributor and the Fund may rely on the information provided by Financial Intermediaries concerning their customers. The Fund, the Adviser and/or the TA/Administrator, in its or their sole discretion, may return to the Distributor any Subscription Agreement, if required, that is not completed to its or their satisfaction, and the Fund shall be under no obligation to accept any Subscription Agreement.

(d)             The Distributor acknowledges that Shares are to be offered and sold to investors only on the terms, including with respect to pricing of Shares, subscription dates, handling of investor funds, payment of sales commissions and servicing and other fees and investor eligibility standards, if any, set forth in the Prospectus. The Distributor may re-allow a portion of any applicable front-end sales charge to dealers or cause payment (which may exceed the front-end sales charge, if any) of commissions to brokers through which sales are made, as it may determine, and it may pay such amounts to dealers and brokers on sales of Shares from its own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Shares) and in the event the Fund has more than one class of Shares outstanding, then it may impose a front-end sales charge and/or a contingent deferred sales charge (“CDSC”) on Shares of one class that is different from the charges imposed on Shares of the Fund’s other class(es), in each case, as set forth in the Prospectus, provided that such imposition is consistent with the terms of the Order.

(e)            The Fund may suspend or terminate the offering of its Shares at any time, including as to specific classes of Shares, as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend the solicitation of subscriptions for Shares in accordance with such terms until the Fund notifies the Distributor that such solicitation may be resumed. The Distributor, in consultation with the Adviser, may suspend sales of the Shares of any one or more classes at any time, may grandfather continuing sales to any group or category of existing shareholders, and may resume sales at any later time, subject in each case to a requirement that the Distributor promptly notify the Board of the decision and subject to the authority of the Board to override such decision.

(f)            It is acknowledged and agreed that the Distributor is not obligated to sell any specific number of Shares or to purchase any Shares for its own account. All sales by the Distributor shall be expressly subject to acceptance by the Fund.

(g)            The Fund, or any agent of the Fund designated in writing by the Fund, shall be advised of indications of interest and purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund. The Distributor (directly or through the Financial Intermediaries) will confirm orders upon the completion of the offering, issuance of the Shares and payment therefor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

(h)            The Distributor and the Fund have established the following investor eligibility procedures in connection with the offer and sale of Shares and agree that neither party will make offers or sales of any Shares except in compliance with such procedures: (i) offers and sales of Shares will be made only to investors that are reasonably believed to qualify as “qualified clients” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended; (ii) no sale of Shares to any one investor will be for less than the minimum denominations as may be specified in the Prospectus or as the Fund shall advise.

(i)            Shares of any class of the Fund offered for sale by the Distributor shall be offered for sale at a price per share (the “offering price”) approximately equal to (a) their net asset value (determined in the manner set forth in the Prospectus) plus (b) a sales charge, if any and except to those persons set forth in the Prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by the Distributor may be subject to a CDSC as set forth in the Prospectus or a separate placement fee to be determined as between a Financial Intermediary and its customer and not charged by either the Fund or the Distributor.

2.            Agency. In connection with the continuous sale of Shares, and any tender offer for the Shares and repurchase thereof by the Fund, in each case upon the terms set forth in the Prospectus, the Distributor shall act solely as an agent of the Fund and not as principal.

3.            Duties of the Fund.

(a)            The Fund shall take, from time to time, but subject always to any necessary approval of the Board or of the Fund’s shareholders, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the 1933 Act, to the end that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

(b)            The Fund will furnish to the Distributor copies of its most recent Registration Statement, or amendment thereto, as applicable, its most recent Prospectus and all amendments and supplements thereto, and the Subscription Agreement, if any, and other documentation the Distributor may reasonably request for use in connection with the continuous offering of Shares. The Distributor is authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Registration Statement, the Prospectus, the Fund’s formation documents, or any other documents (including sales material) approved in writing by the Fund expressly for use with prospective investors.

(c)            The Fund shall furnish to the Distributor copies of all financial statements of the Fund which the Distributor may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. The Fund also will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports. In addition, the Fund will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

(d)            The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such jurisdictions as the Distributor and the Fund may approve; provided that the Fund shall not be required to amend its formation documents to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

(e)             The Fund agrees to supply to the Distributor, promptly after the time or times at which the Fund’s NAV is determined, a statement of the NAV of each class of Shares, determined in the manner set forth in the Fund’s Prospectus.

(f)            The Fund authorizes the Distributor, in connection with the sale or arranging for the sale of Shares, to provide only such information and to make only such statements or representations as are contained in the Fund’s Prospectus or in such financial and other statements furnished to the Distributor hereunder or as may properly be included in sales literature or advertisements in accordance with the applicable provisions of the 1933 Act, the 1940 Act and applicable rules of self-regulatory organizations. The Fund shall not be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence. All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Fund.

4.            Duties of the Distributor.

(a)              The Distributor shall devote reasonable time and effort to its duties hereunder. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations with respect to the Fund hereunder is not impaired thereby.

(b)              In performing its duties hereunder, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable laws relating to the sale of securities. Neither the Distributor nor any Financial Intermediary having an agreement to offer and sell Shares pursuant to Section 5 hereof nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in its Registration Statement, Prospectus and Statement of Additional Information, if any, and any advertising materials and sales literature specifically approved by the Fund for use with prospective investors (the “Authorized Sales Materials”).

(c)            The Distributor agrees to review all proposed advertising materials and sales literature of the Fund for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertising materials and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to retain any comments provided by regulators with respect to such materials and further agrees to provide the Fund with any such comments that would be considered to be material to the Fund in order to comply with applicable laws and regulations.

(d)            The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and Financial Intermediaries, the collection of amounts payable by investors and Financial Intermediaries on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA applicable to sales of Shares, as such requirements may from time to time exist.

(e)             The Distributor agrees to appoint Financial Intermediaries to provide distribution services with respect to the Shares (“Distribution Services”) and personal investor services and account maintenance services (“Investor Services”) to shareholders of the Fund that are customers of such Financial Intermediaries and to assist the Financial Intermediaries in the provision of such services and for the Distributor to provide such services to shareholders that are its customers. The Distribution Services and Investor Services shall not be inconsistent with the services stated in the Plan or any Rule 18f-3 Plan adopted by the Fund pursuant to the Order.

(f)             The Distributor represents and warrants to the Fund that it has all necessary licenses to perform the services contemplated hereunder and will perform such services in compliance with all applicable rules and regulations and it shall obtain adequate assurances from the Financial Intermediaries with respect to their licensing and performance of services contemplated by this Agreement, including without limitation applicable anti-money laundering laws and regulations of the United States and any jurisdiction in which investors are solicited.

(g)            For so long as this Agreement is in effect, the Distributor shall provide or cause to be provided to the Board, at least quarterly and at such other times as requested by the Board, a written report of (i) the amounts expended pursuant to this Agreement in respect of Distribution Services and Investor Services and the purposes for which those expenditures were made, (ii) the use of payments received by the Distributor under the Plan and (iii) such other information relating to this Agreement as may be requested by the Board from time to time. The Distributor can use any of the officers and employees of the Adviser or its affiliates to provide any of the services or reports required under this Agreement.

5.            Agreements with Financial Intermediaries.

(a)            The Distributor is authorized to enter into agreements with Financial Intermediaries of its choice for the sale of Shares and the provision of Investor Services; provided that the Distributor shall periodically inform the Board of the nature and substance of such agreements and that the Fund shall approve the forms of agreements with such Financial Intermediaries.

(b)             Within the United States, the Distributor shall enter into agreements for the sale of Shares only with Financial Intermediaries who are acting as brokers or dealers, who are members in good standing of FINRA and who agree to abide by the Conduct Rules of FINRA. For Financial Intermediaries who are not registered as brokers or dealers, the Distributor may act as an introducing broker and may offer and sell Shares directly to clients of those Financial Intermediaries, although such Financial Intermediaries may provide Investor Services to their clients. The Distributor shall obtain adequate assurance from any Financial Intermediary that sells Shares of the Fund of compliance by such Financial Intermediary with applicable federal and state securities laws and the Conduct Rules of FINRA, as appropriate.

6.            Compensation.

(a)             The Distributor and the Financial Intermediaries shall be entitled to charge sales compensation to investors on the purchase price of Shares of the Fund and receive other sales and service compensation from investors in the Fund or from other sources, including without limitation the Fund and affiliates of the Distributor, if, and only to the extent, specified in the Prospectus upon the Fund’s acceptance of the investor’s subscription for Shares; provided that the Distributor shall have the authority to adjust or waive such sales compensation and services fees, if any, in particular cases, at its sole discretion, in consultation with the Fund and as generally described in the Prospectus. The Distributor may pay or allow such portion of any sales compensation and service fees to Financial Intermediaries that sold the Shares as may be agreed to from time to time by the Fund and the Distributor and disclosed in the Prospectus. In particular, the Distributor may compensate Financial Intermediaries for services they provide with (i) any applicable sales charge described in the Fund’s Prospectus, (ii) any payments made pursuant to the Plan, or (iii) other payment from the Distributor’s or its affiliates’ own resources as the Distributor or its affiliates may determine from time to time. Payment of any such sales charge or other payment shall be the sole obligation of the Distributor, provided that the Distributor shall not be obligated to make any payment pursuant to the Plan unless the Distributor has received a corresponding payment from the Plan. The form of any agreement in which payments are made pursuant to the Plan, and the compensation to be paid thereunder, shall be approved by the Board.

(b)            The Distributor may pay amounts pursuant to this Section 6 to any affiliated person of the Distributor that sells Shares or provides Investor Services.

7.            Payment of Expenses.

(a)            The Fund shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation of its Prospectus, Statement of Additional Information, if any, the preparation and filing of any required registration statements under the 1933 Act and/or the 1940 Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with FINRA, preparing and mailing annual and interim reports, proxy materials and tender offer materials to shareholders (including but not limited to the expense of setting in type any such Registration Statement, Prospectus, Statement of Additional Information, annual or interim reports, proxy materials or tender offer materials, as applicable).

(b)            The Fund shall bear any cost and expenses of qualification of Shares for sale under the securities laws of such states or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to this Agreement and the cost and expenses payable to each such state for continuing qualification therein.

(c)            The Distributor shall bear (i) any expenses of advertising incurred by the Distributor in connection with such distribution of the Shares and (ii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

8.            Indemnification.

(a)              To the extent permitted by the Fund’s declaration of trust, Section 17(h) and Section 17(i) of the 1940 Act, and subject to the limitations below, the Fund will indemnify and hold harmless the Financial Intermediaries and the Distributor, their officers and directors and each person, if any, who controls such Financial Intermediary or Distributor within the meaning of Section 15 of the 1933 Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the 1933 Act, the 1934 Act, under common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement, or alleged untrue statement, of a material fact contained (i) in any Registration Statement or any Prospectus, or any post-effective amendment or supplement to either, (ii) in any federal or state securities filing or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or exempting any or all of the Shares from the registration requirements under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such filing, document or information being hereinafter called a “Filing”) or (iii) in any Authorized Sales Materials; (b) the omission, or alleged omission, to state in either any Registration Statement or Prospectus or any amendment or supplement to either or in any Filing or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (c) the failure of the Fund to comply, through no failure of the Distributor, Financial Intermediary or their respective indemnified parties, with any of the applicable provisions of the 1933 Act, the 1934 Act, the rules and regulations promulgated under the 1933 Act and the 1934 Act, or any other applicable state securities laws, rules or regulations; or (d) the material breach by the Fund of any term, condition, representation, warranty or covenant of the Fund set forth in this Agreement. The Fund will reimburse the Distributor and each Indemnified Person of the Distributor for any legal or other expenses reasonably incurred by the Distributor or such Indemnified Person in connection with investigating or defending such Loss.

Further notwithstanding the foregoing provisions of this Section 8(a), the Fund will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Fund by the Distributor or (y) to the Fund or the Distributor by or on behalf of any Financial Intermediary specifically for use in any Registration Statement or any Prospectus, any post-effective amendment or supplement to either, any Filing or any Authorized Sales Materials, and, further, the Fund will not be liable for the portion of any Loss in any such case if it is determined that such Financial Intermediary or the Distributor was at fault in connection with such portion of the Loss, expense or action. Notwithstanding the foregoing provisions of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Persons against or entitle or be deemed to entitle the Fund Indemnified Persons to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Person’s duties or by reason of the reckless disregard of the Distributor’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

The foregoing indemnity agreement of this Section 8(a) is subject to the further condition that, insofar as it relates to any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Person from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Registration Statement or Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Fund, but only if a copy of the Registration Statement or Prospectus as so amended or supplemented had been supplied to the Distributor or the Financial Intermediary prior to such acceptance.

(b)             The Distributor will indemnify and hold harmless the Fund, its officers and trustees (including any person named in the Registration Statement or the Fund’s public filings with the SEC, with his or her consent, as about to become a trustee) and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (the “Fund Indemnified Persons”), from and against any Losses to which any of the Fund Indemnified Persons may become subject, under the 1933 Act, the 1934 Act, under common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement, or alleged untrue statement, of a material fact contained (i) in the Registration Statement or Prospectus or any post-effective amendment or supplement to either, (ii) in any Filing or (iii) in any Authorized Sales Materials; (b) the omission, or alleged omission, to state in the Registration Statement or Prospectus or any post-effective amendment or supplement to either or in any Filing or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Distributor specifically for use with reference to the Distributor in the preparation of the Registration Statement or Prospectus or any post-effective amendment or supplement to either, or in preparation of any Filing or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public by the Distributor in the offer and sale of the Shares, any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction or any use of unauthorized verbal or written representations concerning the Shares by the Distributor or its representatives or agents (other than a Financial Intermediary); (d) any untrue statement, or alleged untrue statement, made by the Distributor or its representatives or agents or omission, or alleged omission, to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) the material breach by the Distributor of any term, condition, representation, warranty or covenant of the Distributor set forth in this Agreement; (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; (g) the failure of the Distributor to maintain its status as a registered broker-dealer in accordance with the rules of FINRA and any applicable state broker-dealer registration requirements or the violation by the Distributor or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of FINRA; or (h) the failure of the Distributor to comply (through no failure of the Fund Indemnified Persons), with any of the applicable provisions of the 1933 Act, the 1934 Act, the rules and regulations promulgated under the 1933 Act and the 1934 Act, or any other applicable state securities laws, rules or regulations. The Distributor will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Distributor may otherwise have.

(c)             Each Financial Intermediary severally will indemnify and hold harmless the Fund, the Distributor, each of their officers and directors (including any person named in the Registration Statement or the Fund’s filings with the SEC, with his or her consent, as about to become a trustee) and each person, if any, who controls the Fund or the Distributor within the meaning of Section 15 of the 1933 Act (the “Financial Intermediary Indemnified Persons”) from and against any Losses to which a Financial Intermediary Indemnified Person may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement, or alleged untrue statement, of a material fact contained (i) in the Registration Statement or Prospectus or any post-effective amendment or supplement to either, (ii) in any Filing or (iii) in any Authorized Sales Materials; (b) the omission, or alleged omission, to state in the Registration Statement or Prospectus or any post-effective amendment or supplement to either or in any Filing or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Fund or the Distributor by or on behalf of the Financial Intermediary specifically for use with reference to the Financial Intermediary in the preparation of the Registration Statement or Prospectus or any post-effective amendment or supplement to either or in preparation of any Filing or Authorized Sales Materials; (c) any use of sales literature not authorized or approved by the Fund, any use of “broker-dealer use only” materials with members of the public by the Financial Intermediary in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction or any use of unauthorized verbal or written representations concerning the Shares by such Financial Intermediary or its representatives, employees or agents; (d) any untrue statement, or alleged untrue statement, made by the Financial Intermediary or its representatives or agents or omission, or alleged omission, to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; (e) the material breach by the Financial Intermediary of any term, condition, representation, warranty or covenant of the Financial Intermediary set forth in this Agreement or the Selected Dealer Agreement entered into between the Distributor and the Financial Intermediary; (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act, (g) the failure of the Financial Intermediary to maintain its status as a registered broker-dealer in accordance with the rules of FINRA and any applicable state broker-dealer registration requirements or the violation by the Financial Intermediary or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of FINRA; (h) the failure of the Financial Intermediary to comply (through no failure of the Financial Intermediary Indemnified Persons), with any of the applicable provisions of the 1933 Act, the 1934 Act, the rules and regulations promulgated under the 1933 Act and the 1934 Act, or any other applicable state securities laws, rules or regulations; or (i) the failure by any purchaser of Shares to comply with the investor suitability requirements set forth in the Registration Statement or Prospectus. Each such Financial Intermediary will reimburse each Financial Intermediary Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Financial Intermediary may otherwise have.

(d)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 8 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. Subject to Section 8(e), if any action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense or preparation of the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 8(e)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

(e)            The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such actions or claims; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such actions or claims are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action or claim is finally brought; and if a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding anything to the contrary set forth in this Agreement, the Fund will be entitled to assume the defense of any action or claim, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by the Distributor or the Financial Intermediary, as applicable (which approval shall not be unreasonably withheld, conditioned or delayed). If the Fund elects to assume the defense of any action or claim, the defendant or defendants in such action or claim shall bear the fees and expenses of any additional counsel retained by any of them. The Distributor or the Financial Intermediary, as applicable, shall have the right to control the defense of any action or claim, with counsel of its own choosing, satisfactory to the Fund, if such action or claim is based solely upon such alleged misstatement or omission on its part.

(f)             The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Financial Intermediary, or any person controlling any Financial Intermediary or by or on behalf of the Fund, the Distributor or any officer or director thereof, or by or on behalf of any person controlling the Fund or the Distributor, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Financial Intermediary or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 8.

9.            Duration and Termination of this Agreement.

(a)            This Agreement shall become effective on the Effective Date and shall remain in full force and effect for one year from that day, and may be continued from year to year thereafter; provided, that such yearly continuances thereof shall be specifically approved each year by the Board or by a majority of the outstanding voting securities of the Fund, and in either case, also by a majority of the Board members who are not interested persons of the Fund or the Distributor (the “Independent Trustees”).

(b)             This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Fund, either (a) by the vote of a majority of the Independent Trustees or (b) by vote of a majority of the outstanding voting securities of the Fund, or (ii) by the Distributor, in each case on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, as defined in the 1940 Act. The provisions of Section 8, 11 and 12 of this Agreement shall survive its termination. In the event this Agreement is terminated by the Fund, the Distributor shall be entitled to be paid any CDSC on the repurchase proceeds of Shares sold prior to the effective date of such termination.

10.            Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Board members of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

11.            Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.            Proprietary and Confidential Information. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, records and information shall not be subject to the foregoing obligations set forth in this Section 12 if they are required to be disclosed by the Distributor pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided by the Distributor will provide the Fund written notice of such requirement, to the extent such notice is permitted).

13.            Anti-Money Laundering Compliance. The Distributor represent and warrant that, to the extent required by applicable law, it has adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and FINRA Rule 3310. The Distributor also represents and warrants that, if purchasing Shares in securities brokerage accounts for which it acts as introducing broker, it will not purchase Shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control (“OFAC”), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program. The Distributor agrees (i) to share information with the Fund for purposes of ascertaining whether a suspicious activity report (“SAR”) is warranted with respect to any suspicious transaction involving Shares, provided that neither the Distributor nor the Fund is the subject of the SAR and (ii) to include in agreements with Financial Intermediaries contractual provisions regarding the anti-money laundering compliance obligations of such Financial Intermediary.

14.            Interpretation of Agreement Terms. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person,” when used in this Agreement, shall have the respective meanings specified in the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Fund and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Section 13. Any such interpretations or clarifications shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

15.            Miscellaneous.

(a)            This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument.

(b)            This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof (including the Prior Agreement), and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ARES PRIVATE MARKETS FUND

By:	/s/ Matthew Jill
Name: Matthew Jill
Title: Vice President and Assistant Secretary

ARES WEALTH MANAGEMENT SOLUTIONS, LLC

By:	/s/ Casey Galligan
Name: Casey Galligan
Title: Co-Chief Executive Officer

ARES MANAGEMENT CAPITAL MARKETS LLC

By:	/s/ Heather Braun
Name: Heather Braun
Title: COO AMCM

[Signature Page to Second Amended and Restated Distribution Agreement]